UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
October 1, 2010
America Service Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19673	51-0332317

(State or other	(Commission	(IRS Employer
jurisdiction	File Number)	Identification Number)
of incorporation)

105 Westpark Drive, Suite 200, Brentwood, Tennessee	37027

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 373-3100
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On October 1, 2010, America Service Group Inc. (the “Company”) announced that the New York City Department of Health and Mental Hygiene (“DOHMH”) and America Service Group Inc.’s operating subsidiary, Prison Health Services, Inc. (“PHS”), have reached an agreement in principle on a two-year contract for PHS to provide administrative services related to the provision of comprehensive medical, mental health, dental and ancillary services to inmates in the custody of the New York City Department of Correction. The contract is subject to approval from relevant and required New York City governmental entities.
     The planned two-year contract extends, in all material respects, the terms and conditions of the current contract, and would commence January 1, 2011, and run through December 31, 2012. Annual revenues under the current contract for the most recent year ended December 31, 2009, were $122.6 million.
     A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
99.1	Press Release dated October 1, 2010

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA SERVICE GROUP INC.
Date: October 6, 2010	By:	/s/ Michael W. Taylor
Michael W. Taylor
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits

99.1	Press Release dated October 1, 2010